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                                                                 EXHIBIT 99.1(b)

                     MERRILL LYNCH HIGH INCOME FUND, INC.

                             ARTICLES OF AMENDMENT

        MERRILL LYNCH HIGH INCOME FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The charter of the Corporation is hereby amended by striking out in its entirety ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLE II

                                     Name

        The name of the Corporation is MERRILL LYNCH CORPORATE BOND FUND, INC.,

        SECOND: The charter of the Corporation is hereby amended by striking out in its entirety ARTICLE V of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLE V

                                 Capital Stock

        The total number of shares of all classes of stock, including those previously authorized, which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares of a par value of Ten Cents ($0.10) per share and an aggregate par value of Thirty Million Dollars ($30,000,000). The shares shall be divided into three classes of Common Stock, each of which is to consist of One Hundred Million (100,000,000) shares, which are hereby designated as High Income Portfolio Common Stock, High Quality Portfolio Common
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        Stock, and Intermediate Term Portfolio Common Stock. Each share of outstanding stock of the Corporation is hereby changed into one share of High Income Portfolio Common Stock.

                      (a) The holders of each share of stock of the Corporation
                shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class, except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; and (2) when the matter does not affect any interest of a particular class, then only stockholders of the affected class or classes shall be entitled to vote thereon.

                     (b) Each class of stock of the Corporation shall have the
                following powers, preferences and voting or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

                         (1) All consideration received by the Corporation for
                     the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by

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                     the Corporation for all purposes, subject only to the
                     rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof and any asset derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                         (2) The Board of Directors may from time to time
                     declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and the payment of them being wholly in the discretion of the Board of Directors.

                             (i) Dividends or distributions on shares of any
                        class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                             (ii) Inasmuch as one goal of the Corporation is to
                        qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any suc-cessor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax pur-poses may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts

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                        sufficient, in the opinion of the Board of Directors, to
                        enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or both of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

                        (3) In event of the liquidation or dissolution of the
                     Corporation, holders of each class of stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock,, the assets belonging to such class; and the assets so distributable to the holders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for dis-tribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation.

                        (4) The assets belonging to any class of stock shall be
                     charged with the liabilities in respect to such

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                     class, and shall also be charged with its share of the
                     general liabilities of the Corporation, in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

        THIRD: The Board of Directors of the Corporation on June 19, 1980, duly adopted a resolution in which was set forth the foregoing amendments to the charter of the Corporation, declaring that the said amendments of the charter as proposed were advisable and directing that they be submitted for action thereon by the stockholders of the Corporation at a Special Meeting to be held on September 8, 1980.

        FOURTH: Notice setting forth the said amendments of the charter and of the Corporation stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stock-holders entitled to vote thereon. The amendments of the charter of the Corporation as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of all the votes entitled to be cast thereon.

        FIFTH: The amendments of the charter of the Corporation as hereinabove set forth have been duly advised by the :Board of Directors and approved by the stockholders of the Corporation.

        SIXTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is one Hundred Million (100,000,000) shares, all of one class, of the par value of Ten Cents ($0.10) each and of the aggregate par value of Ten Million Dollars ($10,000,000).

               (b) The total number of shares of all classes of stock is increased by this amendment to Three Hundred Million (300,000,000) shares of Common Stock of

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the par value of Ten Cents ($0.10) each and of the aggregate par value of
Thirty Million Dollars ($30,000,000).

               (c) The stock of the Corporation shall be divided into three classes of Common Stock each of which is to consist of One Hundred Million (100,000,000) shares, which are designated as High Income Portfolio Common Stock, High Quality Portfolio Common Stock and Intermediate Term Portfolio Common Stock.

               (d) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of the authorized capital stock as increased, is as follows;

                        (1) The holders of each share of stock of the
                     Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class, except that (A) when otherwise expressly required by the Maryland General Corporation Law or the Investment
                     Company Act of 1940, as amended, shares shall be voted by individual class; and (B) when the matter does not affect any interest of a particular class, then only stock-holders of the affected class or classes shall be entitled to vote thereon.

                        (2) Each class of stock of the Corporation shall have
                     the following powers, preferences and voting or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

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                            (A) All consideration received by the Corporation
                        for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof and any asset derived from any reinvestment of such pro-ceeds in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                            (B) The Board of Directors may from time to time
                        declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and the payment of them being wholly in the discretion of the Board of Directors;

                                (i) Dividends or distributions of any class of
                            stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                                (ii) Inasmuch as one goal of the Corporation is
                            to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute

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                            thereto, and Regulations promulgated thereunder,
                            and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid lia-bility for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or both of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

                            (C) In event of the liquidation or dissolution of
                        the Corporation, holders of each class of stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stock-holders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the holders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the

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                        books of the Corporation. In the event that there are
                        any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation.

                            (D) The assets belonging to any class of stock shall
                        be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

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        IN WITNESS WHEREOF, MERRILL LYNCH HIGH INCOME FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 8, 1980.

                                MERRILL LYNCH HIGH INCOME FUND, INC.



                                By  /s/ Arthur Zeikel
                                  ------------------------------
                                  Arthur Zeikel, President


Witness:  (attest)


/s/ Stephen M. M. Miller
-----------------------------
Secretary

Stephen M. M. Miller

        THE UNDERSIGNED, President of MERRILL LYNCH HIGH INCOME FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Arthur Zeikel
                                        -------------------------------
                                        Arthur Zeikel

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